Exhibit 99.1

Crossflo Systems, Inc.
Financial Statements

For the Years Ended May 31, 2008 and 2007

i

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders
Crossflo Systems, Inc.

We have audited the accompanying balance sheets of Crossflo Systems, Inc. (the "Company") as of May 31, 2008 and 2007, and the related statements of operations, stockholders’ (deficit) equity, and cash flows for the years then ended.  These financial statements are the responsibility of the management of the Company.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Crossflo Systems, Inc. as of May 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has incurred losses since its inception and has yet to establish profitable operations.  These factors raise substantial doubt about its ability to continue as a going concern.  Management’s plans regarding these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KMJ Corbin & Company LLP
Irvine, California
November 13, 2008

Crossflo Systems, Inc.
Balance Sheets
	May 31,
	2008	2007
ASSETS
Current assets:
Cash	$535,764	$796,716
Accounts receivable	208,527	145,092
Work-in-process	185,037	28,367
Refundable deposits	17,463	-
Prepaid expenses	21,908	26,307
Debt issuance costs, net	15,959	-
Total current assets	984,658	996,482

Property and equipment, net	41,243	72,924
Refundable deposits	-	17,463
	$1,025,901	$1,086,869

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$47,331	$46,625
Accrued compensation	106,574	88,323
Accrued interest payable	44,231	-
Deferred revenues	35,250	193,042
Deferred rent	1,376	8,466
Convertible notes payable, net of discount of $1,130,307as of May 31, 2008	951,943	-
Total liabilities	1,186,705	336,456

Commitments and contingencies

Stockholders' (deficit) equity:
Series A convertible preferred stock; no par value; liquidation preference of $275,373; 3,059,700 shares authorized,
issued and outstanding at May 31, 2008 and 2007	76,914	76,914
Series B convertible preferred stock; no par value; liquidation preference of $793,204; 2,664,869 shares authorized:
2,266,297 shares issued and outstanding at May 31, 2008
and 2007	736,775	736,775
Series C convertible preferred stock; no par value; liquidation preference of $3,832,286; 9,197,485 shares authorized;
7,664,571 shares issued and outstanding at May 31, 2008
and 2007	3,832,286	3,832,286
Series D convertible preferred stock; no par value; liquidation preference of $2,085,000; 4,170,000 shares authorized,
issued and outstanding at May 31, 2008 and 2007	2,085,000	2,085,000
Series E convertible preferred stock; no par value; liquidation preference of $3,725,676 and $3,693,176 at 2008 and 2007, respectively; 5,000,000 shares authorized;
3,725,676 and 3,693,176 shares issued and outstanding at
May 31, 2008 and 2007, respectively	3,725,676	3,693,176
Common stock; no par value; 35,000,000 shares authorized:
3,485,800 and 3,335,800 shares issued and outstanding at
May 31, 2008 and 2007, respectively	108,715	85,715
Additional paid-in capital	2,233,007	136,970
Accumulated deficit	(12,959,177)	(9,896,423)

Total stockholders' (deficit) equity	(160,804)	750,413
	$1,025,901	$1,086,869
The accompanying notes are an integral part of these financial statements

Crossflo Systems, Inc.
Statements of Operations
For the Years Ended May 31, 2008 and 2007
	2008	2007
Net revenues:
Licenses	$100,000	$252,991
Maintenance and support	56,975	64,891
Consulting	745,993	114,248
	902,968	432,130
Cost of sales:
Licenses	28,466	43,650
Maintenance and support	25,502	15,181
Consulting	333,899	26,729
	387,867	85,560
Gross profit	515,101	346,570

Operating expenses:
Payroll and related costs	1,534,762	1,647,707
Selling, general and administrative	1,029,291	730,145
	2,564,053	2,377,852
Loss from operations	(2,048,952)	(2,031,282)

Other income (expense):
Interest income	13,856	19,644
Interest expense	(1,025,214)	-
	(1,011,358)	19,644
Loss before provision for income taxes	(3,060,310)	(2,011,638)
Provision for income taxes	2,444	1,320
Net loss	$(3,062,754)	$(2,012,958)

Loss per share - basic and diluted	$(0.89)	$(0.61)

Weighted average shares outstanding - basic and diluted	3,425,115	3,273,554

The accompanying notes are an integral part of these financial statements

Crossflo Systems, Inc.
Statements of Stockholders' (Deficit) Equity
For the Years Ended May 31, 2008 and 2007
															Total
	Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock		Series D Preferred Stock		Series E Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Stockholders' (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance, June 1, 2006	3,059,700	$76,914	2,266,297	$736,775	7,664,571	$3,832,286	4,170,000	$2,085,000	1,785,000	$1,785,000	3,195,800	$72,115	$108,615	$(7,883,465)	$813,240

Common stock issued upon exercise of stock options	-	-	-	-	-	-	-	-	-	-	140,000	13,600	-	-	13,600

Series E preferred stock issued for cash	-	-	-	-	-	-	-	-	1,908,176	1,908,176	-	-	-	-	1,908,176

Stock issuance costs	-	-	-	-	-	-	-	-	-	-	-	-	(46,783)	-	(46,783)

Stock-based compensation	-	-	-	-	-	-	-	-	-	-	-	-	75,138		75,138

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(2,012,958)	(2,012,958)

Balance, May 31, 2007	3,059,700	76,914	2,266,297	736,775	7,664,571	3,832,286	4,170,000	2,085,000	3,693,176	3,693,176	3,335,800	85,715	136,970	(9,896,423)	750,413

Series E preferred stock issued for cash	-	-	-	-	-	-	-	-	25,000	25,000	-	-	-	-	25,000

Common stock issued upon exercise of stock options	-	-	-	-	-	-	-	-	-	-	150,000	23,000	-	-	23,000

Series E preferred stock issued for services	-	-	-	-	-	-	-	-	7,500	7,500	-	-	-	-	7,500

Estimated fair value of warrants and beneficial conversion feature of convertible debt	-	-	-	-	-	-	-	-	-	-	-	-	1,992,250	-	1,992,250

Proceeds from warrants issued in connection with convertible notes payable	-	-	-	-	-	-	-	-	-	-	-	-	1,000	-	1,000

Stock-based compensation	-	-	-	-	-	-	-	-	-	-	-	-	102,787	-	102,787

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(3,062,754)	(3,062,754)

Balance, May 31, 2008	3,059,700	$76,914	2,266,297	$736,775	7,664,571	$3,832,286	4,170,000	$2,085,000	3,725,676	$3,725,676	3,485,800	$108,715	$2,233,007	$(12,959,177)	$(160,804)

						The accompanying notes are an integral part of these financial statements

Crossflo Systems, Inc.
Statements of Cash Flows
For the Years Ended May 31, 2008 and 2007
	2008	2007

Cash flows from operating activities:
Net loss	$(3,062,754)	$(2,012,958)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation	41,506	41,099
Amortization of debt discount and debt issuance costs	980,984	-
Stock-based compensation	65,287	75,138
Changes in operating assets and liabilities:
Accounts receivable	(63,435)	(141,942)
Work-in-process	(156,670)	(28,367)
Prepaid expenses	4,399	(16,346)
Accounts payable and accrued expenses	63,188	18,595
Deferred revenues	(157,792)	148,625
Deferred rent	(7,090)	1,528
Net cash used in operating activities	(2,292,377)	(1,914,628)

Cash flows from investing activities:
Purchase of property and equipment	(9,825)	(6,316)

Cash flows from financing activities:
Proceeds from issuance of preferred stock, net of
stock issuance costs	25,000	1,861,393
Proceeds from exercise of common stock options	23,000	13,600
Proceeds from sale of warrants	1,000	-
Proceeds from convertible notes payable, net of debt
discount of $90,000	1,992,250	-
Net cash provided by financing activities	2,041,250	1,874,993
Net decrease in cash	(260,952)	(45,951)
Cash at beginning of year	796,716	842,667
Cash at end of year	$535,764	$796,716

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$2,444	$1,320

Supplemental disclosure of non-cash investing and financing information:
Discount on convertible notes payable	$1,992,250	$-
Warrants issued for debt issuance costs	$45,000	$-
Debt discount	$90,000	$-

The accompanying notes are an integral part of these financial statements

Crossflo Systems, Inc.
Notes to Financial Statements
For the Years Ended May 31, 2008 and 2007

Note 1—ORGANIZATION AND BASIS OF PRESENTATION

Organization

Crossflo Systems, Inc. (the “Company”) was formed as a limited liability company on April 17, 2002 and was incorporated as a C-corporation in the State of California on January 31, 2003.  The Company provides data sharing services and products to the public sector.  The Company’s flagship product is the Crossflo DataExchangeR (“CDX”).  CDX is a commercial off-the-shelf (“COTS”) middleware designed for interagency and cross-domain data sharing which allows end users to selectively share information and rapidly connect disparate data sources across multiple platforms.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  The Company has suffered recurring losses since inception, has generated limited revenues and had an accumulated deficit of $12,959,177 as of May 31, 2008.  The Company cannot provide assurance that it can achieve or sustain profitability in the future.  The Company anticipates it will continue to incur losses until it is able to establish significant levels of revenue while controlling its expenses.  The Company’s success is dependent upon the successful marketing of its products, as to which there is no assurance.  Any future success that the Company might enjoy will depend upon many factors, including factors out of its control or which cannot be predicted at this time.  These factors may include changes in or increased levels of competition, including the entry of additional competitors and increased success by existing competitors, changes in general economic conditions, increases in operating costs, including costs of supplies, personnel and equipment, reduced margins caused by competitive pressures and other factors.  These conditions may have a materially adverse effect upon the Company or may force it to reduce or curtail operations.  In addition, the Company will require additional funds to sustain and expand its sales and marketing activities, particularly if a well-financed competitor emerges.  There is no assurance that the Company will be able to obtain debt or equity financing on terms acceptable to the Company, if at all.  The inability to obtain sufficient funds from operations or external sources would require the Company to curtail or cease operations.  Any additional equity financing may involve substantial dilution to then existing stockholders.

In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to raise additional capital, obtain financing and to succeed in its future operations.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities reported in the financial statements and the reported amounts of revenues and expenses.  Significant estimates include the realizability of accounts receivable and work-in-process, the recoverability of long-lived assets, the value of shares, options and warrants issued for services, including the discount on convertible notes payable, and the amount of the deferred tax asset valuation allowance.  Accordingly, actual results could differ materially from these estimates.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of the balance sheet date.  The respective carrying value of certain financial instruments approximates their fair values.  These financial instruments include cash, accounts receivable, accounts payable, accrued expenses and convertible notes payable.  Fair values for all financial instruments were assumed to approximate carrying values for financial instruments because they are short term in nature.

Crossflo Systems, Inc.
Notes to Financial Statements
For the Years Ended May 31, 2008 and 2007

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentrations of Credit Risk

The Company maintains its cash balances at credit-worthy financial institutions that are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000.  As of May 31, 2008 and 2007, the Company’s balances exceeded the insured limit by $469,739 and $705,284, respectively.  Management believes the risk of loss of cash balances in excess of the insured limit to be low.

As of May 31, 2008, two customers had individual balances in excess of 10% of accounts receivable, aggregating to approximately 87% of the outstanding balance.  The individual balances of these customers accounted for approximately 76% and 11% of accounts receivable as of May 31, 2008.  Sales to these customers represented approximately 48% and 18%, respectively, of revenues for the year ended May 31, 2008.

As of May 31, 2007, one customer had a balance of 99% of the outstanding accounts receivable balance.  Sales to this customer represented approximately 1% of revenues for the year ended May 31, 2007.  Sales to two additional customers represented approximately 72% of revenues for the year ended May 31, 2007.

Accounts Receivable

Accounts receivable consists of amounts billed to customers upon delivery of goods or provision of services.  The Company performs ongoing credit evaluations of customers and adjusts credit limits based upon payment history and the customers’ current creditworthiness, as determined by its review of their current credit information.  The Company continuously monitors collections from its customers and maintains a provision for estimated credit losses based upon its historical experience and any customer-specific collection issues that it has identified.  Uncollectible receivables are charged off in the period in which they are deemed uncollectible.  As of May 31, 2008 and 2007, there was no allowance for doubtful accounts as all receivables were subsequently collected.

Property and Equipment

Property and equipment is stated at cost.  Depreciation is provided on the straight-line method over the assets’ estimated useful lives of three to five years.  Maintenance and routine repairs are charged to expense as incurred.  Significant renewals and betterments are capitalized.  At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statements of operations.

Long-Lived Assets

The Company accounts for its long-lived assets in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.  SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate.  The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition.  If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value or disposable value.  As of May 31, 2008, the Company does not believe there has been any impairment of its long-lived assets.  There can be no assurances, however, that demand for the Company’s products and services will continue, which could result in an impairment of long-lived assets in the future.

Debt Issuance Costs

Debt issuance costs represent costs incurred in connection with the issuance of the convertible notes payable (see Notes 4 and 5).  Debt issuance costs are being amortized over the term of the financing instrument on a straight-line basis, which approximates the effective interest method.  During the year ended May 31, 2008, the Company capitalized $45,000 and amortized debt issuance costs of $29,041 to interest expense in the accompanying statement of operations for the year ended May 31, 2008.

Crossflo Systems, Inc.
Notes to Financial Statements
For the Years Ended May 31, 2008 and 2007

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Convertible Notes Payable

The Company records its conventional convertible debt pursuant to Emerging Issues Task Force ("EITF") Issue No. 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, and EITF Issue No. 00-27, Application of EITF Issue No. 98-5 to Certain Convertible Instruments.  If the terms of the debt provide for a conversion option with a rate of conversion that is below market value, it is characterized as a beneficial conversion feature.  The proceeds from the debt are allocated to the beneficial conversion feature and other detachable instruments on a relative fair value basis and recorded as a debt discount.  The debt discount is amortized to interest expense in the statements of operations over the term of the notes using the straight-line method which approximates the effective interest method.  The Company recorded a debt discount related to the beneficial conversion feature and estimated fair value of detachable warrants of $1,992,250 during the year ended May 31, 2008 (see Note 4).

At times, the Company may issue its convertible notes payable at a discount to the face value.  Such discount is recorded as a debt discount.  During the year ended May 31, 2008, the Company issued a convertible note payable with a $90,000 discount from the purchase price (see Note 4).

Revenue Recognition

The Company recognizes revenue from its software sales in accordance with the American Institute of Certified Public Accountants Statement of Position (“SOP”) 97-2, Software Revenue Recognition, as amended by SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions.  Accordingly, software license revenue is recognized when persuasive evidence of an arrangement exists, delivery of the product component has occurred, the fee is fixed and determinable and collectibility is probable.

The Company generally uses customer purchase orders and/or contracts as evidence of an arrangement.  Delivery occurs when the software is installed on the customer’s equipment by Company personnel.  The Company assesses whether the sales price is fixed or determinable based on the payment terms associated with the transaction and whether the sales price is subject to refund.  Generally, there is no right of return.  The Company offers a standard product warranty to its customers and has no other post-shipment obligations.  The Company assesses collectibility based on the creditworthiness of the customer as determined by credit checks and evaluations, as well as the customer's payment history.

If any of these criteria are not met, revenue recognition is deferred until such time as all of the criteria are met.  In accordance with SOP 98-9, the Company accounts for delivered elements in accordance with the residual method when arrangements include multiple product components or other elements and vendor-specific objective evidence exists for the value of all undelivered elements.  Revenues on undelivered elements are recognized once delivery is complete.

On occasion, the Company enters into fixed fee arrangements or arrangements in which customer payments are tied to achievement of specific milestones.  In fixed fee arrangements, revenue is recognized on a percentage-of-completion basis as measured by costs incurred to date as compared to total estimated costs to be incurred.  In milestone achievement arrangements, the Company recognizes revenue as the respective milestones are met.  Costs incurred in excess of revenues recognized are reflected as work-in-process in the accompanying balance sheets.

Revenues from maintenance agreements are recognized ratably over the term of the service agreement.  The Company records amounts collected from customers in excess of recognizable revenue as deferred revenue in the accompanying balance sheets.

Revenues and costs of revenues from installation, training or consulting services are recognized in the period in which the service is performed.

The Company has contracts with various governments and governmental agencies.  Government contracts are subject to audit by the applicable governmental agency.  Such audits could lead to inquiries from the government regarding the allowability of costs under applicable government regulations and potential adjustments of contract revenues.  To date, the Company has not been involved in any such audits.

All revenues are reported net of any sales discounts or taxes.

Crossflo Systems, Inc.
Notes to Financial Statements
For the Years Ended May 31, 2008 and 2007

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation

All issuances of the Company’s stock for non-cash consideration have been assigned an amount equal to either the market value of the shares issued or the value of consideration received, whichever is more readily determinable.

On June 1, 2006, the Company adopted the provisions of SFAS No. 123(R), Share-Based Payment, which establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services, primarily focusing on accounting for transactions where an entity obtains services in share-based payment transactions.  SFAS No. 123(R) requires an entity to measure the cost of services received in exchange for an award of equity instruments, including stock options, based on the grant-date fair value of the award and to recognize it as compensation expense over the period the employee or non-employee is required to provide service in exchange for the award, usually the vesting period.

The Company adopted SFAS 123(R) using the modified prospective transition method applicable to non-public companies, which required the application of the accounting standard as of June 1, 2006, the first day of the Company’s fiscal year 2007.  The Company’s financial statements as of and for the years ended May 31, 2008 and 2007 reflect the impact of SFAS 123(R).  The modified prospective transition method applicable to non-public companies allowed the Company to continue to account for the portion of awards outstanding at the date of initial application using the accounting principles originally applied to those awards.  All awards granted below the fair market value of the underlying stock at the date of grant were fully vested upon the adoption of SFAS No. 123(R).

SFAS 123(R) requires companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model.  The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company’s statements of operations.  Prior to the adoption of SFAS 123(R), the Company accounted for stock-based awards to employees and directors using the intrinsic value method in accordance with Accounting Principles Board (“APB”) Opinion No. 25 as allowed under SFAS No. 123, Accounting for Stock-Based Compensation.  Under the intrinsic value method, no stock-based compensation expense had been recognized in the Company’s statements of operations, other than as related to option grants to employees and consultants below the fair market value of the underlying stock at the date of grant.

The fair value of stock-based awards to employees and others is calculated using the Black-Scholes option pricing model.  This model was developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which differ significantly from the Company’s stock options.  The Black-Scholes model requires subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values.  The expected term of options granted was estimated to be 50% of the term of the option, since all options are immediately exercisable, even if they have not yet vested.  The risk-free rate selected to value any particular grant is based on the U.S. Treasury rate that corresponds to the pricing term of the grant effective as of the date of the grant.  The expected volatility is based on the average of the historical volatilities of several of the Company’s publicly-traded competitors.  These factors could change in the future, affecting the determination of stock-based compensation expense in future periods.

The following assumptions were used to value options and warrants granted during the years ended May 31:

	2008	2007
Expected term	2.5 - 5.0 years	2.5 - 5.0 years
Expected volatility	80.0%	80.0%
Risk-free interest rate	3.9% - 5.0%	4.6% - 5.1%
Expected dividends	0.0%	0.0%

Stock-based compensation expense recognized during the period is based on the value of the portion of share-based payment awards that is ultimately expected to vest during the period.  SFAS No. 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  The estimated average forfeiture rate for the years ended May 31, 2008 and 2007 of approximately 12% was based on historical forfeiture experience and estimated future forfeitures.  Prior to June 1, 2006, forfeitures were accounted for as they occurred.

Crossflo Systems, Inc.
Notes to Financial Statements
For the Years Ended May 31, 2008 and 2007

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SFAS No. 123(R) requires the cash flows resulting from the tax benefits of tax deductions in excess of the compensation cost recognized for those options to be classified as financing cash flows.  Due to the Company’s loss position, there were no such tax benefits during the years ended May 31, 2008 and 2007.

Stock-based compensation is recorded in the accompanying statements of operations as follows for the years ended May 31:

	2008	2007
Cost of sales	$6,669	$2,229
Selling, general administrative expenses	58,618	72,909
	$65,287	$75,138

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes.  Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expense (benefit) is based on the changes in the assets or liabilities during each period.  If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in the valuation allowance are included in the provision for deferred income taxes in the period of change.

Effective June 1, 2007, the Company adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 (“FIN 48”).  FIN 48 prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in an income tax return.  FIN 48 presents a two-step process for evaluating a tax position.  The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, based on the technical merits of the position.  The second step is to measure the benefit to be recorded from tax positions that meet the more-likely-than-not recognition threshold, by determining the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement, and recognizing that amount in the financial statements.  The adoption of FIN 48 did not have a material impact on the Company’s results of operations, financial position, or cash flows.

Loss per Share

The Company computes loss per share in accordance with SFAS No. 128, Earnings per Share.  Under the provisions of SFAS No. 128, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period.  The weighted average number of common shares includes actual shares of common stock outstanding during the period, weighted from the date of issuance.  Diluted loss per share reflects the potential dilution that could occur upon conversion of the notes payable and preferred stock and the exercise of outstanding stock options and warrants.  Potential common shares are excluded if their effect is anti-dilutive.  For the years ended May 31, 2008 and 2007, basic and diluted loss per share were the same since the Company incurred losses and, therefore, the effect would be anti-dilutive.  Had such shares been included in diluted loss per share, they would have resulted in weighted-average common shares of 23,574,306 and 24,674,781 for the years ended May 31, 2008 and 2007, respectively.  For the years ended May 31, 2008 and 2007, there were 6,260,164 and 5,048,914, respectively, of stock options and warrants excluded from the computation of diluted weighted average shares because the exercise price did not exceed the average fair value.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements.  SFAS No. 157 provides a framework for measuring fair value when such measurements are used for accounting purposes.  The framework focuses on an exit price in the principal (or, alternatively, the most advantageous) market accessible in an orderly transaction between willing market participants.  SFAS No. 157 establishes a three-tiered fair value hierarchy with Level 1 representing quoted prices for identical assets or liabilities in an active market and Level 3 representing estimated values based on unobservable inputs.  Under SFAS No. 157, related disclosures are segregated for assets and liabilities measured at fair value based on the level used within the hierarchy to determine their fair values.

Crossflo Systems, Inc.
Notes to Financial Statements
For the Years Ended May 31, 2008 and 2007

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SFAS No. 157 is effective for fiscal periods beginning after December 15, 2007.  In February 2008, the FASB issued FASB Staff Position (“FSP”) No. 157-2, Effective Date of FASB Statement No. 157,  which delays the effective date of SFAS No. 157 for non-financial assets and liabilities to fiscal years beginning after November 15, 2008.  The adoption of SFAS No. 157 on June 1, 2008 did not have a material impact on the Company’s financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115.  SFAS No. 159 permits fair value accounting to be irrevocably elected for certain financial assets and liabilities on an individual contract basis at the time of acquisition or at a re-measurement event date.  Upon adoption of SFAS No. 159, fair value accounting may also be elected for existing financial assets and liabilities.  For those instruments for which fair value accounting is elected, changes in fair value will be recognized in earnings and fees and costs associated with origination or acquisition will be recognized as incurred rather than deferred.  SFAS No. 159 is effective for fiscal periods beginning after November 15, 2007.  Early adoption is permitted for a fiscal year that begins on or before November 15, 2007, provided an entity also elects to apply the provisions of SFAS No. 157.  The Company does not anticipate adopting SFAS No. 159.

In October 2008, the FASB issued FSP No. 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active.  FSP No. 157-3 clarifies the application of SFAS No. 157 in a market that is not active and provides an illustrative example intended to address certain key application issues.  FSP No. 157-3 is effective immediately and applies to the Company’s financial statements for the year ended May 31, 2008.  The Company has determined that the application of FSP No. 157-3 did not have a material impact on its financial position or result of operations for the year ended May 31, 2008.

Note 3—PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of May 31:

	2008	2007
Equipment	$201,578	$195,372
Software	20,759	17,140
	222,337	212,512
Accumulated depreciation	(181,094)	(139,588)
	$41,243	$72,924

Depreciation expense was $41,506 and $41,099 for the years ended May 31, 2008 and 2007, respectively.

Note 4—CONVERTIBLE NOTES PAYABLE

On October 11, 2007, the Company entered into a secured convertible note and warrant purchase agreement (the “Agreement”) for the sale of an aggregate principal sum of up to $2,500,000 of convertible notes payable (the “Notes”) and detachable warrants (the “Series F Warrants”).  During the year ended May 31, 2008, the Company issued Notes with an aggregate principal balance of $2,082,250 (less a $90,000 discount as discussed below) in connection with the Agreement.  The Notes bear interest at 5.25% per annum, mature September 30, 2008 and are secured by substantially all assets of the Company.  The Notes are convertible at any time at the option of the holder, upon an event of default and at maturity into shares of the Company’s Series F preferred stock, which shall be convertible into shares of the Company’s common stock.  The number of shares of the Series F preferred stock to be issued upon conversion shall be equal to 10% of the Company’s then issued and outstanding equity securities, as equity securities are defined in the Agreement.  The Notes are also convertible upon the closing of qualified financing, as defined in the Agreement.  In the case a qualified financing closes, the number of shares of Series F convertible preferred stock to be issued upon conversion shall be equal to the greater of (i) 10% of the Company’s then issued and outstanding equity securities before the effect of the qualified financing and (ii) the quotient obtained by dividing the entire outstanding principal balance on the Notes by the per share price paid by the investors in the qualified financing.

Crossflo Systems, Inc.
Notes to Financial Statements
For the Years Ended May 31, 2008 and 2007

CONVERTIBLE NOTES PAYABLE (CONTINUED)

As defined in the Agreement, a qualifying purchaser is a purchaser that invests at least $900,000 and a non-qualifying purchaser is a purchaser that invests less than $900,000.  The purchase price of the Notes for a qualifying purchaser is the face amount of the Notes less $90,000 and the purchase price for a non-qualifying purchaser is the face amount of the Notes.  Pursuant to the terms of the Agreement, the $90,000 discount from the purchase price of the Note sold to the qualifying purchaser was recorded as a debt discount and is being amortized to interest expense over the term of the related convertible note payable.

The Series F Warrants entitle the holder to purchase shares of the Company’s common stock at an exercise price of $0.20 per share and expire five years from date of issuance.  The Series F Warrants are exercisable into that number of shares of Series F convertible preferred stock equal to the quotient of the following percentages multiplied by principal amounts of the Notes divided $0.20.  The percentages increase in the event that a qualified financing, as defined in the Agreement, is not consummated prior to certain dates, as follows:

Qualified Financing		Non-
not Consummed by	Qualifying	Qualifying
the Following Date	Purchaser	Purchaser
Issue date	19%	10%
March 30, 2008	29%	20%
June 30, 2008	39%	30%
September 30, 2008	59%	40%

Since a qualified financing had not been entered into as of March 30, 2008, the Company issued Series F Warrants to purchase 1,450,000 and 732,250 shares of the Company’s common stock to the qualifying and non-qualifying purchasers, respectively.  The Company also granted warrants to purchase 450,000 shares of common stock to the qualified purchaser as a finders’ fee and capitalized $45,000 as debt issuance costs during the year ended May 31, 2008.  The warrants were valued using the Black-Scholes Option Pricing Model (see Notes 2 and 5).

The Company recorded a debt discount of $2,082,250 related to the beneficial conversion feature of the Notes, the estimated fair value of the Series F Warrants and the purchase price discount offered to the qualifying purchaser.  Amortization expense related to the debt discount was $951,943 for the year ended May 31, 2008 and is included in interest expense in the accompanying statement of operations for the year ended May 31, 2008.  The debt discount was $1,130,307 at May 31, 2008.

In August 2008, the Company entered into a merger agreement with Patriot Scientific Corporation (“Patriot”) (see Note 9) in which the Company’s stockholders received cash and shares of Patriot and the holders of the convertible notes were repaid.  Accordingly, no Series F convertible preferred stock was issued.

In August 2008, the Company issued $417,750 of convertible notes payable and Series F Warrants to purchase 208,875 shares of common stock at an exercise price of $0.20 per share to Patriot.  These warrants expire in October 2012 or upon the occurrence of certain events.

Crossflo Systems, Inc.
Notes to Financial Statements
For the Years Ended May 31, 2008 and 2007

Note 5—STOCKHOLDERS' (DEFICIT) EQUITY

Preferred Stock

The Company is authorized to issue up to 25 million of no par value preferred stock.  The Company has authorized five series of convertible preferred stock with the following rights and preferences:

	Number of Authorized Shares	Liquidation Preference per Share	Conversion Price per Share
Series A	3,059,700	$0.09	$0.09
Series B	2,664,869	$0.35	$0.35
Series C	9,197,485	$0.50	$0.50
Series D	4,170,000	$0.50	$0.50
Series E	5,000,000	$1.00	$1.00

Each holder of preferred stock shall be entitled to a number of votes equal to the number of shares of common stock into which the holder’s shares of preferred stock could be converted.

The Company issued the following Series E preferred stock for cash during the year ended May 31, 2007:

	Shares	Amount	Stock Issuance Costs	Net
September 2006	750,000	$750,000	$-	$750,000
October 2006	75,000	75,000	-	75,000
February 2007	25,000	25,000	-	25,000
March 2007	848,176	848,176	(46,783)	801,393
April 2007	25,000	25,000	-	25,000
May 2007	185,000	185,000	-	185,000
	1,908,176	$1,908,176	$(46,783)	$1,861,393

In July 2007, the Company issued 25,000 shares of Series E preferred stock for $25,000.  In August 2007, the Company issued 7,500 shares of Series E preferred stock for services valued at $7,500.

Common stock

The Company is authorized to issue up to 35 million shares of no par value common stock.

In June 2006, the Company issued 60,000 shares of common stock for cash proceeds of $6,000 for the exercise of stock options.  In February 2007, the Company issued 80,000 shares of common stock for cash proceeds of   $7,600 for the exercise of stock options.  In October 2007, the Company issued 150,000 shares of common stock for cash proceeds of $23,000 from the exercise of stock options.

Crossflo Systems, Inc.
Notes to Financial Statements
For the Years Ended May 31, 2008 and 2007

STOCKHOLDERS' (DEFICIT) EQUITY (CONTINUED)

Stock Options

The 2003 Equity Incentive Plan for Employees and Directors (the “Plan”) was adopted on March 15, 2003 to provide additional incentive to employees and directors to promote the Company’s success by attracting and retaining the best available personnel for positions. The Plan provides for the granting of options and stock purchase rights for up to 5,000,000 shares of the Company’s common stock to employees, directors and consultants at a price not less than the fair market value on the date of grant for incentive stock options or not less than 85% of the fair market value on the date of grant for non-qualified stock options.  In the case of a significant stockholder, i.e., a stockholder that owns more than 10% of the voting power of all classes of the Company’s stock, the exercise price may not be less than 110% of the fair market value of the shares on the date of grant.  All options must be exercised within ten years of the date of grant (five years in the case of a significant stockholder).   Stock options or stock purchase rights that expire unexercised are available for future grant under the Plan.  Vesting of options generally may not vest at a rate less than 20% per year over a five year period from the date of grant.  As of May 31, 2008, options to purchase 1,393,750 shares of common stock are available for future grant under the Plan.  Upon the exercise of stock options, the Company issues the shares of its common stock from its available, authorized shares.

Stock Warrants

In January 2004, the Company issued 25,000 warrants to purchase shares of the Company’s common stock at an exercise price of $0.50 per share in connection with a short-term note financing.

In connection with the Series C preferred stock, the Company issued 1,532,914 warrants (the “Series C Warrants”) to purchase shares of its common stock at an exercise price of $0.50 per share.  The Series C Warrants have a term of five years.

Between April 2005 and September 2006, the Company issued 454,929 (160,500 of these were exercised prior to June 1, 2006) warrants to purchase shares of common stock at exercise prices ranging from $0.10 to $0.20 per share as finders’ fees related to the Series E preferred stock offering.  In July 2007, the Company issued an additional 5,000 warrants to purchase shares of common stock at an exercise price of $0.20 for finders’ fees related to the Series E preferred stock offering.

In September 2006, the Company issued warrants to purchase 50,000 shares of common stock as non-employee compensation.  The Company recorded $5,050 of expense related to these warrants which is included in selling, general and administrative expenses in the accompanying statement of operations for the year ended May 31, 2007.

In connection with the Notes, the Company issued 2,182,250 Series F Warrants that entitle the holder to purchase shares of the Company’s common stock at an exercise price of $0.20 per share and expire five years from date of issuance.  Because a qualified financing had not been entered into as of June 30, 2008, the Company issued 615,000 additional Series F Warrants subsequent to May 31, 2008.

Crossflo Systems, Inc.
Notes to Financial Statements
For the Years Ended May 31, 2008 and 2007

STOCKHOLDERS' (DEFICIT) EQUITY (CONTINUED)

A summary of the status of stock options and warrants as of May 31, 2008 and 2007 and changes during the years then ended is as follows:

	Stock Options		Stock Warrants
	Number of Options	Weighted- Average Exercise Price	Number of Warrants	Weighted- Average Exercise Price

Balance, June 1, 2006	1,287,500	$0.13	1,814,843	$0.45
Granted	931,250	0.20	87,500	0.20
Exercised	(140,000)	(0.10)	-	-
Expired/Cancelled	(147,500)	(0.13)	-	-
Balance, May 31, 2007	1,931,250	0.16	1,902,343	0.44
Granted	620,000	0.20	2,637,250	0.20
Exercised	(150,000)	(0.15)	-	-
Expired/Cancelled	(530,000)	(0.14)	-	-
Balance, May 31, 2008	1,871,250	$0.18	4,539,593	$0.30
Exercisable May 31, 2007	1,189,610	$0.15	1,902,343	$0.44
Exercisable May 31, 2008	978,673	$0.17	4,539,593	$0.30
Weighted-average fair value of options and warrants granted during the year ended May 31, 2007		$0.12		$-
Weighted-average fair value of options and warrants granted during the year ended May 31, 2008		$0.13		$-

Crossflo Systems, Inc.
Notes to Financial Statements
For the Years Ended May 31, 2008 and 2007

STOCKHOLDERS' (DEFICIT) EQUITY (CONTINUED)

The following table summarizes information about stock options and warrants outstanding at May 31, 2008:

Outstanding			Exercisable
		Weighted		Weighted
		Average		Average
		Remaining		Remaining	Aggregate
		Contractual		Contractual	Intrinsic
Exercise Price	Number	Life (Years)	Number	Life (Years)	Value
Stock Options
$0.06	5,000	0.01	5,000	0.01
$0.10	306,250	3.43	275,625	3.43
$0.20	1,560,000	7.71	698,048	6.98
	1,871,250	6.99	978,673	5.94	$27,563
Stock Warrants
$0.10	59,429	1.93	59,429	1.93
$0.20	2,805,250	4.30	2,805,250	4.30
$0.50	1,674,914	1.17	1,674,914	1.17
	4,539,593	3.11	4,539,593	3.11	$5,943

Options vested or expected to vest as of May 31, 2008	1,764,141				$27,563
Warrants vested or expected to vest as of May 31, 2008			4,539,593		$5,943

The total intrinsic value of options exercised during the years ended May 31, 2008 and 2007 was $420 and $1,104, respectively, based on the differences in market prices on the dates of exercise and the option exercise prices.

As of May 31, 2008, there was approximately $64,000 of total unrecognized compensation cost related to stock option compensation arrangements.  The Company expects to recognize approximately $10,000 of total unrecognized compensation cost through September 1, 2008, the date of the Company’s acquisition (see Note 9).  All remaining stock options expired unvested and unexercised.

Note 6— INCOME TAXES

The income tax provision (benefit) consists of the following for the years ended May 31:

	2008	2007
Current:
Federal	$-	$-
State	2,444	1,320
	2,444	1,320
Federal	(1,041,897)	(671,079)
State	(263,884)	(184,907)
	(1,305,781)	(855,986)
Less change in valuation allowance	1,305,781	855,986
	$2,444	$1,320

Crossflo Systems, Inc.
Notes to Financial Statements
For the Years Ended May 31, 2008 and 2007

INCOME TAXES (CONTINUED)

The Company’s effective tax rate differs from the federal and state statutory rates due to certain expenses that are not deductible for income tax purposes and the valuation allowance recorded for the deferred tax asset due to unused net operating loss carry forwards.  Such losses may not be fully deducted due to the changes in ownership rules under Section 382 of the Internal Revenue Code and the uncertainty of taxable income in future periods.  The Company has established a valuation allowance for the full tax benefit of the operating loss carry-forwards due to the uncertainty regarding realization.

The following is a reconciliation of the federal provision for income taxes at the statutory rate to the effective rate as of May 31:

	2008	2007
Tax benefit at federal statutory rate	(34.00)%	(34.00)%
Permanent differences	(0.13)	0.23
State taxes, net of federal effect	2.12	3.09
Change in valuation allowance	32.01	30.68
	-%	-%

The components of the net deferred tax asset as of May 31 are as follows:

	2008	2007
Net operating loss carryforwards	$5,098,629	$3,767,765
Accruals	38,595	35,105
Difference in basis	-	28,573
Valuation allowance	(5,137,224)	(3,831,443)
	$-	$-

Deferred income taxes are provided for the tax effects of temporary differences in the reporting of income for financial statement and income tax reporting purposes and arise principally from net operating loss carry forwards.  The Company has federal and state tax net operating loss carry forwards available for future periods of approximately $11,530,000 and $11,035,000, respectively, which expire in various years through 2028 and 2018 for federal and state purposes, respectively.

Note 7—COMMITMENTS AND CONTINGENCIES

Indemnities and Guarantees

During the normal course of business, the Company has made certain indemnities and guarantees under which it may be required to make payments in relation to certain transactions.  These indemnities include the following:

•	Agreements with the Company’s employees, officers and directors under which the Company may be required to indemnify such persons for liabilities arising out of their employment relationship;
•	Lease agreements where the Company may be required to indemnify its landlords for damages arising from non-compliance with environmental laws and injuries sustained through use of the leased property;
•
Contracts where the Company may be required to indemnify the other party from liabilities resulting from claimed infringements of the proprietary rights of third parties or confidentiality provisions; and

•	Agreements with the holders of the Company’s convertible debt for damages resulting from a breach of the Company’s representations and warranties.

The duration of these indemnities and guarantees varies, and in certain cases, is indefinite.  The majority of these indemnities and guarantees do not provide for any limitation of the maximum potential future payments the Company would be obligated to make.  Historically, the Company has not been obligated to make significant payments for these obligations and no liability has been recorded for these indemnities in the accompanying balance sheets.

Crossflo Systems, Inc.
Notes to Financial Statements
For the Years Ended May 31, 2008 and 2007

COMMITMENTS AND CONTINGENCIES (CONTINUED)

Operating Leases

The Company leases office space under a non-cancelable operating lease.  Through July 31, 2008, the Company leased office space pursuant to a lease that contained provisions for the rental fee to escalate over the term of the lease, from $16,156 at inception to $17,463 at termination.  Accordingly, the Company recognized the rental expense on a straight line basis over the lease term.  Effective August 1, 2008, the Company entered into a new lease agreement to lease office space through December 31, 2011 at an initial monthly rent of $8,272, which will increase at an annual rate of 3%.

The Company also subleased, on a month-to-month basis, a portion of its office space to a member of the Company’s board of directors pursuant to a verbal agreement.  The Company received $50,000 and $48,000 for the years ended May 31, 2008 and 2007, respectively, which was recorded as a reduction of rent expense.  The verbal agreement was terminated July 31, 2008.

Total rent expense related to these leases, net of sublease income, amounted to $174,797 and $153,274 for the years ended May 31, 2008 and 2007, respectively.

Aggregate future minimum rental payments under these non-cancelable leases are approximately as follows as of May 31, 2008:

2009	$118,000
2010	102,000
2011	105,000
2012	63,000
$388,000
License Agreement

In May 2003, the Company entered into a redistribution agreement which provided the Company with a worldwide, non-exclusive license to market and license a software product with the Company’s software.  In exchange for the license, the Company was to pay a royalty of the greater of 5% of product revenue or $500 for each license, with a minimum royalty payment of $5,000 per calendar quarter.  The redistribution agreement had an initial term of 12 months, with automatic one-year renewals unless terminated in writing by either party at least 180 days prior to the expiration of the initial or renewal term.  The royalty agreement was terminated in June 2007.  Accordingly, the minimum quarterly royalty of $5,000 is included in general and administrative expenses in the statement of operations for the year ended May 31, 2007.

Financial Advisory Services Agreement

In January 2008, the Company entered into a financial advisory services agreement (the “Advisory Agreement”) with a consultant.  The Advisory Agreement provides a commission of 9% of any cash proceeds and 9% warrant coverage on the gross proceeds received from any convertible debt or equity financing in which the consultant introduced the investors to the Company.  Any such warrants issued pursuant to the Advisory Agreement will have a five-year term and an exercise price of $0.20 per share.  If an introduction by the consultant results in a merger, acquisition, joint venture or other similar transaction with Patriot, the fee will be a combination of cash and stock in the same percentages of the transaction in accordance with the following scale:

•	6% of the first $5,000,000 of aggregate value;
•	5% of aggregate value between $5,000,001 and $7,000,000;
•	3% of aggregate value between $7,000,001 and $9,000,000;
•	2% of aggregate value between $9,000,001 and $11,000,000; and
•	1% of aggregate value over $11,000,000.

No compensation expense was incurred pursuant to the Advisory Agreement for the year ended May 31, 2008.

Crossflo Systems, Inc.
Notes to Financial Statements
For the Years Ended May 31, 2008 and 2007

Note 8—RELATED PARTY TRANSACTIONS

In September 2007, the Company issued a note payable with a principal balance of $1,000,000 to a company in which one of the Company’s directors is the managing partner.  Interest expense on this note was $33,396 for the year ended May 31, 2008.  In October 2007, the Company issued a convertible note payable with a principal balance of $11,000 to its president and chief operating officer.  Interest expense on this note was $361 for the year ended May 31, 2008.  The Company issued convertible notes payable with an aggregate principal balance of $70,000 to three directors in October 2007.  In January 2008, the Company issued a convertible note payable with a principal balance of $25,000 to an additional director.  Interest expense on the notes payable to the directors aggregated to $2,715 for the year ended May 31, 2008.

Note 9—SUBSEQUENT EVENTS

On August 4, 2008, the Company entered into an agreement and plan of merger (the “Merger”) with Patriot Scientific Acquisition 1 Corp.  (“Sub”), a wholly-owned subsidiary of Patriot.  Under the Merger, Sub was merged into the Company.  As a result, the separate corporate substance of Sub ceased and the Company continued as the surviving entity.

The consideration for the merger was initial cash consideration of $2,600,000 and initial stock consideration of $7,400,000 in Patriot common stock, less payments made to holders of the Company’s convertible notes payable and transaction costs.  The number of shares of Patriot common stock to be issued was determined as the average closing price of Patriot common stock as reported by NASDAQ over the ten trading days immediately preceding the closing.  The Merger closed on September 1, 2008.  Accordingly, the Company’s stockholders’ exchanged their shares of the Company for an aggregate of $1,955,741 in cash and 17,583,235 shares of Patriot common stock.

Pursuant to the terms of the Advisory Agreement, the Company incurred fees of $480,000 which consisted of $39,252 in cash and 1,456,934 shares of Patriot common stock valued at $440,748.